SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 of 15(d) of
                     the Securities and Exchange Act of 1934

                          Date of Event: July 28, 1997
                          Date of Report: July 29, 1997


                             PLM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)


                  1-9670                               94-3041257
         (Commission File Number)           (I.R.S. Employer Identification No.)


One Market
Steuart Street Tower, Suite 800
San Francisco, CA                                    94105-1301
(Address of principal executive offices)             (Zip Code)


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ITEM 5.  Other Events

PLM International, Inc. (the "Company") has announced the retirement of two members of its board of directors, J. Alec Merriam and Robert L. Pagel. A copy of the press release announcing these resignations is attached as an exhibit to this form.

Attachments:

Exhibit 1:        Press release, dated July 28, 1997

                                    EXHIBIT 1


                                            Contact: Janet M. Turner
                                            Vice President, Investor Relations
                                            (415) 905-7214


             PLM INTERNATIONAL ANNOUNCES RETIREMENT OF TWO DIRECTORS


FOR IMMEDIATE RELEASE
San Francisco, California, July 28, 1997 -- PLM International, Inc. (ASE:PLM) today announced that the Company has regretfully accepted the resignation of two of its directors, J. Alec Merriam, Chairman of the Board and Robert L. Pagel, Chairman of the Executive Committee, effective today. Having served on PLM International's board since the Company's inception in February 1988, both individuals decided to retire from the board for personal reasons, citing their desire for more time to devote to personal interests. With the implementation of the Company's strategic growth plan well underway, the increase in the Company's stock price, and the recent completion of the 1997 annual meeting, both board members felt this was an appropriate time to tender their resignations. The Company stated that it intends to appoint successors to both positions.

PLM International President and Chief Executive Officer Robert N. Tidball said, "Messrs. Merriam and Pagel have been integral members of the board of directors for the past nearly ten years. They have served PLM International and its shareholders in an outstanding manner over a very key period in the Company's history and will be missed. Both were instrumental in assisting in the development of our new strategic direction. They have our deepest appreciation for helping to put PLM International on a path which has resulted in eleven consecutive quarters of positive results since the Company's financial restructuring in 1994 and a material increase in our stock price. All of us at PLM International give Messrs. Merriam and Pagel our best wishes in their future endeavors."

                                     - more-

Mr. Merriam and Mr. Pagel both joined the Company's board of directors after distinguished careers. Prior to joining PLM International's board, Mr. Merriam served as executive vice president and chief financial officer of Crowley Maritime Corporation, a San Francisco area-based maritime shipping and transportation services company, from 1972 to 1988. Prior to that, he was chairman of the board and treasurer of LOA Corporation of Omaha, Nebraska, and served in various financial capacities with Northern Natural Gas Company of Omaha. Prior to joining PLM International's board, Mr. Pagel served, successively, as president and chief executive officer of The Diana Corporation, FanFair Corporation, and Super Sky International, Inc. He was previously chairman and chief executive officer of Blunt, Ellis and Loewi, Inc. and retired from that company after a 20-year career in 1985.

PLM International is a diversified equipment leasing company providing services to transportation, industrial, and commercial companies. With a combined owned and managed portfolio of approximately $1.3 billion in equipment, PLM International operates one of the twenty-five largest asset leasing pools in the United States today. The Company specializes in creating equipment leasing solutions for domestic and international customers.

                                       ###




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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                  PLM INTERNATIONAL, INC.
                                  (Registrant)

DATED:  July 29, 1997             By: /s/ Stephen Peary
                                      -------------------------
                                      Stephen Peary
                                      Senior Vice President and
                                      General Counsel